Exhibit 10.1

VOTING AGREEMENT

               THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of May 27, 2014 by and between Aegis Lifestyle, Inc., a Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of ‘mktg, inc.’ a Delaware corporation (the “Company”).

RECITALS

               A.           Parent, Morgan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent.

               B.            The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock, Series D Preferred Stock, Stock Options and/or Company Warrants as set forth on Schedule A to this Agreement.

               C.            As a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required the Stockholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed to, enter into this Agreement and vote the Shares (as hereinafter defined), and take all other actions described herein.

               NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

               1.            Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

                              (a)            “Expiration Date” shall mean the earliest to occur of such date and time as (i) the Merger Agreement shall have been terminated in accordance with its terms, (ii) the Merger shall become effective, and (iii) any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that: (A) decreases the Merger Consideration, (B) imposes indemnification obligations or other liabilities upon the Stockholder, (C) causes the Merger Consideration to be distributed in a manner which differs from the manner set forth in the Merger Agreement, or (D) requires any warrants held by the Stockholder to be exercised as a condition to receiving the Merger Consideration (for clarity, this clause (D) shall not be applicable to the requirement to tender the warrants for cancellation against payment of the consideration described in the Merger Agreement).

                              (b)            “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, trust, unincorporated association or other entity of any kind or nature, or any governmental authority.

                              (c)            “Rights” shall mean all options, warrants, convertible notes or other instruments, whether owned now or hereafter acquired by a Stockholder prior to the Expiration Date, which permit the holder to acquire Shares,.

                              (d)            “Shares” shall mean (i) all shares of capital stock of the Company (including all shares of Company Series D Preferred Stock and Company Common Stock), owned beneficially by the Stockholder as of the date hereof, and (ii) all additional shares of capital stock of the Company (including all additional shares of Company Series D Preferred Stock or Company Common Stock) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Expiration Date, whether through the exercise of Rights or otherwise (including by way of stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

                              (e)            “Transfer”. A Person shall be deemed to have effected a “Transfer” of a Share if such person directly or indirectly (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers (including by merger consolidation or otherwise by operation of law) or otherwise disposes of such Share or any interest in such Share, voluntarily or involuntarily, or (ii) enters into an agreement or commitment (whether written or oral) providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of (including by merger consolidation or otherwise by operation of law) or other disposition of such Share or any interest therein.

               2.            Transfer of Shares.

                              (a)            Transfer Restrictions. The Stockholder shall not cause or permit any Transfer of any Shares or Rights to be effected except pursuant to the Merger Agreement provided, however, that the Stockholder may (x) Transfer Shares or Rights to its equity owners in a distribution (if the Stockholder is an entity) or to Affiliates, (y) if the Stockholder is an individual, Transfer Shares or Rights to any member of the Stockholder’s immediate family, or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family for estate planning purposes or for the purposes of personal tax planning, and (z) if the Stockholder is an individual, Transfer Shares or Rights upon the death of Stockholder (any such transferee permitted under clause (x), (y) and (z), a “Permitted Transferee”); provided, further, that any such Transfer shall be permitted only if, as a precondition to such Transfer, the Permitted Transferee agrees in writing to be bound by all of the terms of this Agreement and such writing is delivered to Parent prior to the Transfer.

                              (b)            Transfer of Voting Rights. The Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

               3.            Agreement to Vote Shares.

                              (a)            At every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Company, the Stockholder (solely in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Shares:

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                                               (i)              in favor of the adoption of the Merger Agreement and approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement;

                                               (ii)             against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and

                                               (iii)            against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement.

                              (b)            The Stockholder shall, or shall cause the holder of record on any applicable record date to, to appear at the Company Stockholders Meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum.

                              (c)            The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

               4.            Agreement Not to Exercise Appraisal Rights. The Stockholder shall not exercise any rights under Section 262 of the DGCL to demand appraisal of any Shares that may arise with respect to the Merger.

               5.            FOR HOLDERS OF SERIES D PREFERRED STOCK ONLY Agreement to Convert Company Series D Preferred Stock; Other Acknowledgments.

                              (a)            The Stockholder hereby irrevocably elects, effective (i) immediately prior to the Effective Time, with respect to 76.45% of its shares of Company Series D Preferred Stock and (ii) immediately prior to the record date established for determining the right to vote at the Company Stockholders Meeting (the “Record Date”), with respect to 23.55% of its shares of Company Series D Preferred Stock, to convert its shares of Company Series D Preferred Stock to Company Common Stock, such conversion to be at the conversion rate of one share of Company Series D Preferred Stock for 2.1276 shares of Company Common Stock, as currently provided under the Company’s Certificate of Incorporation, (as adjusted to give effect to any adjustments after the date hereof in the “Conversion Rate” pertaining to the Series D Preferred Stock), with fractional shares rounded to the nearest whole share of Company Common Stock.

                              (b)            The Stockholder has delivered Conversion Notices, in the form annexed hereto as Exhibit B, which the Company has acknowledged as proper as to form and effective to effect the conversion described herein and therein.

                              (c)            The Stockholder hereby acknowledges and agrees that the Merger Consideration payable with respect to the Company Common Stock to which such Stockholder is converting its Company Series D Preferred Stock represents such Stockholder’s sole entitlement with respect to its Company Series D Preferred Stock in connection with the Merger. If any shares of the Company Series D Preferred Stock are acquired after the date hereof, the covenants set forth herein shall apply, to such shares, with the same force and effect as if they had been owned on the date hereof. The Stockholder shall not exercise the redemption rights specified under Section 8(a) of the Company Series D Preferred Stock Certificate of Designations.

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               6.            Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his or her capacity as a director or officer of the Company or any designee of the Stockholder who is a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a securityholder of the Company).

               7.            Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

               8.            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Shares or Rights. All rights, ownership and economic benefits of and relating to the Shares and Rights shall remain vested in and belong to the Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct the Stockholder in the voting of any of the Shares or Rights, except as otherwise provided herein.

               9.            Representations and Warranties of the Stockholder.

                              (a)            Power; Binding Agreement. The Stockholder has full power and authority to execute and deliver this Agreement and the Proxy, to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by it of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance and other equitable remedies.

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                              (b)            No Conflicts. Except for filings under the Exchange Act, no filing with, and no permit, authorization, consent, or approval of, any Governmental Entity is necessary for the execution by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement, or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

                              (c)            Ownership of Shares or Rights. The Stockholder (i) is the beneficial owner of the Shares and Rights indicated on Schedule A hereto, all of which are free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts or agreements, rights of first refusal, rights of first option, understandings or agreements (whether written or oral), or any other rights or encumbrances whatsoever (“Encumbrances”) (except any Encumbrances disclosed on Schedule A attached hereto or arising under securities laws or arising hereunder), and (ii) does not own, beneficially or otherwise, any securities of the Company other than the Shares and Rights indicated on Schedule A of this Agreement.

                              (d)            Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against or affecting, the Stockholder or any of its or his properties or assets (including the Shares and Rights) that could reasonably be expected to impair the ability of the Stockholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                              (e)            No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder in such Stockholder’s capacity as such.

                              (f)             Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

               10.          Notification. The Stockholder agrees to promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Stockholder set forth herein.

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               11.           Disclosure. The Stockholder shall permit Parent to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Merger and any transactions related to the Merger, the Stockholder’s identity and ownership of Shares and Rights and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement; provided, that Parent shall, and shall use its reasonable best efforts to cause the Company to, provide such Stockholder and its counsel with a reasonable opportunity to review and comment on such disclosure and Parent shall, and shall use its reasonable best efforts to cause the Company to, consider in good faith any comments reasonably proposed by such Stockholder and/or its counsel.

               12.           Consents and Waivers. The Stockholder hereby gives any consents or waivers (including any waivers of notice) that are or may be required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have under the Certificate of Incorporation of the Company or otherwise.

               13.           Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement. Stockholder shall take no action to impede or prevent the performance of Stockholder’s obligations hereunder, or the transactions contemplated by the Merger Agreement.

               14.           Termination. This Agreement, the Proxy and any conversion notice under Section 5 shall terminate and shall have no further force or effect as of the Expiration Date. Notwithstanding the foregoing, nothing set forth in this Section 14 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any breach of this Agreement.

               15.           Miscellaneous.

                               (a)            Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void.

                               (b)            Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

                               (c)            Specific Performance. The parties hereto agree that irreparable damage would occur to Parent in the event that the provisions contained in this Agreement were not performed by the Stockholder in accordance with its specific terms or were otherwise breached by the Stockholder. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

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                               (d)            Notices. All notices, requests, demands, consents and communications necessary or required under this Agreement shall be delivered by hand or sent by registered or certified mail, return receipt requested, by overnight prepaid courier or by facsimile (receipt confirmed), if to Stockholder, to the address set forth on the signature page hereof, and if to Parent. to:

                               Parent:

                                                Scott Hughes
                                                General Counsel
                                                Aegis Lifestyle, Inc.
                                                150 East 42nd Street
                                                New York, NY 10017
                                                E-Mail Address: Scott.Hughes@dentsuaegis.com

                               with a copy to:

                                                Moses & Singer LLP
                                                Attention: Dean Swagert, Esq.
                                                The Chrysler Building
                                                405 Lexington Avenue
                                                New York, New York 10174-1299
                                                Fax No.: (   )
                                                E-mail Address: dswagert@mosessinger.com

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three days following the date on which mailed, or one day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

                              (e)            No Waiver. The failure of either party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect of this Agreement at law or in equity, or to insist upon compliance by any other party with its obligation under this Agreement, and any custom or practice of the parties at variance with the terms of this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

                              (f)             Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement or any other certificate, document, instrument or agreement executed in connection herewith nor be relied upon other than the parties hereto and their permitted successors or assigns.

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                              (g)            Governing Law; Consent to Jurisdiction; Venue. This Agreement, and all matters arising out of or relating to this Agreement and any of the transactions contemplated hereby, including, without limitation, the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof). In any action or proceeding between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in the Court of Chancery of the State of Delaware.

                              (h)            Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

                              (i)             Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                              (j)             Entire Agreement. This Agreement and the documents and instruments and other agreements between the parties hereto as contemplated by or referred to herein, and other Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                              (k)            Severability. In the event that any one or more of the provisions contained herein is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party), it being intended that each of parties’ rights and privileges shall be enforceable to the fullest extent permitted by applicable Laws, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction (so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party). If any court of competent jurisdiction determines that any provision of this Agreement is invalid, illegal or unenforceable, such court has the power to fashion and enforce another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the intentions of the parties hereto under this Agreement and, in the event that such court does not exercise such power, the parties hereto shall negotiate in good faith in an attempt to agree to another provision (instead of the provision held to be invalid, illegal or unenforceable) that is valid, legal and enforceable and carries out the parties’ intentions to the greatest lawful extent under this Agreement.

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                              (l)             Interpretation.

                                               (i)              Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” As used in this Agreement, the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

                                               (ii)             The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto and shall not in any way affect the meaning or interpretation of this Agreement.

                              (m)           Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the expenses; provided, however, that the Company will pay the expenses of the Stockholder.

                              (n)            Counterparts. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

                              (o)            Facsimile. The delivery of signature pages to this Agreement (in counterparts or otherwise) by facsimile transmission or other electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

                              (p)            Spousal Consent. Any Stockholder who is a natural person and is married on the date of this Agreement has provided a spousal consent in the form annexed hereto as Exhibit C, confirming such Stockholder’s spouse’s agreement to the terms and provisions hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Stockholder should marry or remarry subsequent to the date of this Agreement, the Stockholder shall within five (5) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a spousal consent in the form annexed hereto as Exhibit C, confirming such Stockholder’s spouse’s agreement to the terms and provisions hereof.

[Remainder of Page Intentionally Left Blank]

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               IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized officers to be effective as of the date first above written.

PARENT	STOCKHOLDER:

AEGIS LIFESTYLE, INC.	____________________________________________________

By: _______________________________________________	By: _________________________________________________

Name: _____________________________________________	Name: _______________________________________________

Title: ______________________________________________

Address:
____________________________________________________
____________________________________________________

Solely with respect to Paragraph 13(m)

‘mktg, inc.’

By: _______________________________________________

Name: _____________________________________________

Title: ______________________________________________

Schedule A
Shares or Rights Owned Beneficially

______ shares of Common Stock

______ shares of Company Series D Preferred Stock

______ shares of Company Common Stock issuable upon exercise of Stock Options

______ shares of Common Stock issuable upon exercise of Company Warrants

**** VOTING AGREEMENT ****

EXHIBIT A

IRREVOCABLE PROXY

               The undersigned stockholder (the “Stockholder”) of ‘mktg, inc.’, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Aegis Lifestyle, Inc., a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy until the Expiration Date (as defined below). Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares inconsistent with this Irrevocable Proxy until after the Expiration Date.

               This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Voting Agreement of even date herewith by and between Parent and the undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, Morgan Acquisition Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

               As used herein, the term “Expiration Date” has the meaning set forth in the Voting Agreement.

               The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting: (i) in favor of the adoption of the Merger Agreement and approval of the Merger, and in favor of each of the other actions contemplated by the Merger Agreement; (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger or any other transactions contemplated by the Merger Agreement; and (iii) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any other transactions contemplated by the Merger Agreement, in each case, if and only if the Stockholder (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent) in a manner inconsistent with the terms of Section 3(a) of the Voting Agreement.

               The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

               Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

               This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: __________, 2014	STOCKHOLDER:
______________________________________________________

By: ___________________________________________________

Name: _________________________________________________

Title: __________________________________________________

***** IRREVOCABLE PROXY ****

EXHIBIT B

FORM OF CONVERSION NOTICE

               Reference is made to the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of ‘mktg, inc.’ (the “Certificate of Designations”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series D Convertible Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of ‘mktg, inc.’, a Delaware corporation (the “Company”), indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, as of the dates and times specified below. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Voting Agreement to which this Form of Conversion Notice constitutes Exhibit B.

Date of Conversion shall be immediately prior to the Record Date or Effective Time, as to the shares specified in (i) or(ii) below:

(i) Number of Preferred Shares to be converted immediately prior to the Record Date:

(ii) Number of Preferred Shares to be converted immediately prior to the Effective Time

Stock certificate no(s). of Preferred Shares to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price -$0.47 (equating to a Conversion Rate of 1 share of Series D Preferred Stock converting to 2.1276 shares of Common Stock,(as adjusted to give effect to any adjustments after the date hereof in the “Conversion Rate” pertaining to the Series D Preferred Stock)

Number of shares of Common Stock to be issued under (i)

Number of shares of Common Stock to be issued under (ii)

               Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to:

Address:
Telephone Number:
Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

[NOTE TO HOLDER — THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

               The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer & Trust Company, LLC to issue the above indicated number of shares of Company Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated December 15, 2009 from the Company and acknowledged and agreed to by American Stock Transfer & Trust Company, LLC.

‘mktg, inc.’

By:
Name:
Title:

EXHIBIT C

[CONSENT OF SPOUSE]

               I, [____________________], spouse of [______________] (the “Stockholder”), acknowledge that I have read the Voting Agreement dated as of May ___, 2014, between the Stockholder, and Aegis Lifestyle, Inc. to which this Consent is attached as Exhibit C (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of ___________ (the “Company”) that my spouse may own, including any interest I might have therein.

               I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

               I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.